UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 18, 2019
TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, NY 10010
(Address of principle executive offices and zip code)
Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pamela H. Cloud, who holds the position of Senior Vice President - Chief Merchandising Officer, will be leaving the Registrant's organization effective July 31, 2020 and will cease to be an executive officer of Registrant effective November 26, 2019. Ms. Cloud joined Registrant in 1994 and has responsibility for management of Registrant's key product categories as well as global merchandising operations.

In the interest of further aligning Registrant's global merchandising and marketing strategies, Registrant is creating a new position of Executive Vice President - Chief Brand Officer, a role that is expected to be filled by an external candidate. Until such candidate is hired and commences employment, Registrant's senior merchandising officers will report directly to Registrant's Chief Executive Officer ("CEO"). Following November 26, 2019, Ms. Cloud's primary role will be to assist in transitioning her responsibilities and in providing advice, expertise and work on a project-by-project basis as may be requested by Registrant's CEO.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: November 18, 2019